Exhibit 3.1

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708
Website:	www.nvsos.gov
www.nvsilverflume.gov
Filed in the Office of Secretary of State State Of Nevada	Business Number E18026462021-6
Filing Number 20211802645
Filed On 10/4/2021 4:05:00 PM
Number of Pages 9

ABOVE SPACE IS FOR OFFICE USE ONLY

Formation - Profit Corporation
☒	NRS 78 - Articles of Incorporation Domestic Corporation	☐	NRS 80 - Foreign Corporation	☐	89 - Articles of Incorporation Professional Corporation
☐ 78A Formation - Close Corporation
(Name of Close Corporation MUST appear in the below heading)
Articles of Formation of ______________________________________ a close corporation (NRS 78A)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT
1. Name of Entity: (If foreign, name in home jurisdiction)	SOS Hydration Inc.
2. Registered Agent for Service of Princess: (Check only one box)	☒ Commercial Registered Agent:(name only below) ☐	Noncommercial Registered Agent (name and address below)	☐	Office or Position with Entity (title and address below)
Cogency Global Inc.
Name of Registered Agent OR Title of Office or Position with Entity
Nevada
	Street Address	City		Zip Code
Nevada
	Mailing Address (if different from street address)	City		Zip Code

2a. Certificate of Acceptance of Appointment of Registered Agent:		I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.
	x	Vikki Saeteum, Assistant Secretary of COGENCY GLOBAL INC.	10/04/2021
		Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity	Date

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)	This corporation is a close corporation operating with a board of directors ☐ Yes OR ☐ No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders (NRS 78; Board of Directors/ Trustees is required. NRS 78a: Required if the Close Corporation is governed by a board of directors. NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)	1)	James Mayo		USA
		Name		Country
		1265 Bramwood Place, Unit 6	Longmont	CO	80501
		Street Address	City	State	Zip/Postal Code
	2)	Blanca Lizaola-Mayo		USA
		Name	Country
		1265 Bramwood Place, Unit 6	Longmont	CO	80501
		Street Address	City	State	Zip/Postal Code
	3)	Thomas Mayo		USA
		Name	Country
		1265 Bramwood Place, Unit 6	Longmont	CO	80501
		Street Address	City	State	Zip/Postal Code

5. Jurisdiction of Incorporation: (NRS 80 only)	5a. Jurisdiction of incorporation:	5b. I declare this entity is in good standing in	☐
the jurisdiction of its incorporation.

This form must be accompanied by appropriate fees.	Page 1 of 2 Revised: 10/9/2019

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708
Website:	www.nvsos.gov
www.nvsilverflume.gov
Formation - Profit Corporation Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting “Yes” you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field.	Yes ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	The Corporation is formed for the purpose of engaging in any lawful activity for which corporations may be organized under the laws of the State of Nevada.
8. Authorized Shares: (Number of shares corporation is authorized to issue)	Number of Authorized shares with Par value:		Par value: $

	Number of Common shares with Par value:	200,000,000	Par value: $	0.0010000000

	Number of Preferred shares with Par value:		Par value: $

	Number of shares with no par value:
	If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.

9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80.

Name, Address and Signature of the Incorporator for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.
Edward Grenville		USA
Name		Country
50 California St, Ste 1500	San Francisco	CA	94111
Address	City	State	Zip/Postal Code
X		(attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below: (attach additional page(s) if necessary)

Additional Directors:
Robert Ludecke, 1265 Bramwood Place, Unit 6, Longmont, CO 80501
Mark Waller, 1265 Bramwood Place, Unit 6, Longmont, CO 80501
Rebecca Messina, 1265 Bramwood Place, Unit 6, Longmont, CO 80501
Simon Winter, 1265 Bramwood Place, Unit 6, Longmont, CO 80501

Initial List of Officers:
James Mayo, CEO and President, CFO, and Secretary

Additional information:
Registered Office - See Article I, attached
Authorized Capital Stock - See Article II, attached
Action of Stockholders - See Article III, attached
Directors and Officers - See Article IV, attached
Amendments to Articles of Incorporation and Bylaws - See Article V, attached
Inapplicability of Certain Nevada Statutes - See Article VI, attached
Indemnification of Officers and Directors - See Article VII, attached
Miscellaneous; Certain Defined Terms - See Article VIII, attached

This form must be accompanied by appropriate fees.	Page 2 of 2 Revised: 10/9/2019

ADDITIONAL INFORMATION TO THE
ARTICLES OF INCORPORATION
OF
SOS HYDRATION INC.

ARTICLE I

REGISTERED OFFICE

The Corporation may, from time to time, in the manner provided by law, change the registered agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

ARTICLE II

AUTHORIZED CAPITAL STOCK

Section 1.       Authorized Capital Stock.         Common Stock may be issued from time to time by the Corporation for such consideration as shall be determined by the board of directors of the Corporation. The capital stock of the Corporation, after the consideration therefor has been fully paid, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed, and these Articles of Incorporation (as the same may be further amended from time to time, the “Articles of Incorporation”) shall not be amended in this particular. No stockholder of the Corporation shall be individually liable for the debts or liabilities of the Corporation.

Section 2.       Common Stock. Except as otherwise provided by the Nevada Revised Statutes (as amended from time to time, the “NRS”), a record holder of Common Stock shall be entitled to one vote for each share of Common Stock. No holder of Common Stock shall have the right to cumulate votes. The holders of Common Stock shall not have any conversion, redemption or preemptive rights. Except as otherwise required by the NRS, holders of Common Stock shall not be entitled to vote on any amendment to the Articles of Incorporation. Except as otherwise provided by the Articles of Incorporation or the NRS, the holders of Common Stock shall be entitled to receive dividends when, as and if declared by the board of directors of the Corporation out of assets legally available therefor. Upon the dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held.

ARTICLE III

ACTION OF STOCKHOLDERS

Prior to completion of the initial public offering of the Corporation, the stockholders may take action by written consent in lieu of a meeting. After completion of the initial public offering of the Corporation, the stockholders may not in any circumstance take action by written consent.

ARTICLE IV

DIRETORS AND OFFICERS

Section 1.       Number of Directors.        The members of the governing board of the Corporation are styled as directors. The board of directors of the Corporation shall be elected in such manner as shall be provided in the bylaws of the Corporation. The board of directors shall consist of at least one (1) individual and not more than eleven (11) individuals. The number of directors may be changed from time to time in such manner as shall be provided in the bylaws (the “Bylaws”) of the Corporation.

ADDITIONAL INFORMATION TO THE
ARTICLES OF INCORPORATION
OF
SOS HYDRATION INC.

Section 2.       Classified Board.             Upon the effectiveness of the Corporation’s registration statement on Form S-1 with respect to its initial public offering of common stock, the directors shall be classified, with respect to the time for which they shall hold their respective offices, by dividing them into three classes, to be known as "Class I," "Class II" and "Class III." Directors of Class I shall hold office until the next annual meeting of stockholders after such effectiveness and until their successors are elected and qualified, directors of Class II shall hold office until the second annual meeting of stockholders after such effectiveness and until their successors are elected and qualified and directors of Class III shall hold office until the third annual meeting of stockholders after such effectiveness and until their successors are elected and qualified. At each annual meeting of stockholders following such effectiveness, successors to the directors of the class whose term of office expires at such annual meeting shall be elected to hold office until the third succeeding annual meeting of stockholders, so that the term of office of only one class of directors shall expire at each annual meeting. The number of directors in each class, which shall be such that as near as possible to one-third and at least one-fourth (or such other fraction as required by the NRS) in number are elected at each annual meeting, shall be established from time to time by resolution of the board of directors and shall be increased or decreased by resolution of the board of directors, as may be appropriate whenever the total number of directors is increased or decreased.

Section 3.       Limitation of Liability.     The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time.

Section 4.       Payment of Expenses.      In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in its bylaws or by agreement, the expenses of officers and directors incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the Corporation or as an officer or director of a predecessor corporation or affiliate of such corporation; or member, manager, or managing member of a predecessor limited liability company or affiliate of such limited liability company or while serving in any capacity at the request of the Corporation as a director, officer, employee, agent, member, manager, managing member, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise, shall be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that an officer or director is successful on the merits in defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. Notwithstanding anything to the contrary contained herein or in the bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder.

ADDITIONAL INFORMATION TO THE
ARTICLES OF INCORPORATION
OF
SOS HYDRATION INC.

Section 5.       Repeal And Conflicts.      Any repeal or modification of Sections 3 or 4 above approved by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Corporation existing as of the time of such repeal or modification. In the event of any conflict between Sections 3 or 4 above and any other Article of the Articles of Incorporation, the terms and provisions of Sections 3 or 4 above shall control.

ARTICLE V

AMENDMENTS TO ARTICLES OF INCORPORATION AND BYLAWS

Section 1.       Amendments to Articles of Incorporation.        The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by the NRS; provided that:

(a) notwithstanding anything to the contrary contained in the Articles of Incorporation (except as otherwise provided in subsection (b) of this Section), in addition to any vote required by applicable law, none of the following provisions of the Articles of Incorporation may be amended, altered, changed, repealed or rescinded, in whole or in part (and no provision inconsistent therewith or contrary thereto may be adopted), except with the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding capital stock of the Corporation entitled to vote thereon, voting together as a single class: Article V, Article VI, this Article VII, Article VIII, Article IX, and; Article X; and (b) the provisions of subsection (a) of this Section shall not apply to any amendment or restatement of the Articles of Incorporation (including, without limitation, pursuant to articles of merger, conversion or exchange) to be effected pursuant to, or to be effective upon or after the consummation of, a merger, conversion or exchange to which the Corporation is a constituent entity, in each case which has been otherwise duly authorized and approved by the board of directors and the stockholders of the Corporation in accordance with the Articles of Incorporation, the Bylaws, the NRS and other applicable law.

Section 2.       Amendments to Bylaws.    The board of directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, the Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Nevada or the Articles of Incorporation. Notwithstanding anything to the contrary contained in the Articles of Incorporation or the Bylaws, or any provision of law which might otherwise permit a lesser vote of the stockholders, in addition to any vote of the holders of any class or series of capital stock of the Corporation required pursuant to the Articles of Incorporation, the Bylaws or applicable law, the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith or contrary thereto.

ARTICLE VI

INAPPLICABILITY OF CERTAIN NEVADA STATUTES

Section 1.       Inapplicability of Combinations with Interested Stockholders Statutes.             At such time, if any, as the Corporation becomes a “resident domestic corporation” (as that term is defined in NRS 78.427), the Corporation shall not be subject to, or governed by, any of the provisions in NRS 78.411 to 78.444, inclusive, as amended from time to time, or any successor statutes.

ADDITIONAL INFORMATION TO THE
ARTICLES OF INCORPORATION
OF
SOS HYDRATION INC.

Section 2.       Inapplicability of Acquisition of Controlling Interest Statutes.          In accordance with the provisions of NRS 78.378, the provisions of NRS 78.378 to 78.3793, inclusive, as amended from time to time, or any successor statutes, relating to acquisitions of controlling interests in the Corporation, shall not apply to the Corporation or to any acquisition of any shares of the Corporation’s capital stock.

ARTICLE VII

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1.       Indemnification Against Claims of Third Parties.                     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, advisory director, member of a committee appointed by the directors of the Corporation, or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if it is determined as provided in Section 3 of this Article that he:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal action or proceeding, the person had reasonable cause to believe that the conduct was unlawful.

Section 2.       Indemnification Against Derivative Claims.      The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, advisory director, member of a committee appointed by the directors of the Corporation, or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if it is determined as provided in this Article, that he or she:

(a) is not liable pursuant to NRS 78.138; or

(b) acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation.

Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

ADDITIONAL INFORMATION TO THE
ARTICLES OF INCORPORATION
OF
SOS HYDRATION INC.

Section 3.       Indemnification in Respect of Successful Defenses.   To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 and Section 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified by the Corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 4.       Determination of Propriety of Indemnification. Any indemnification under Section 1 and Section 2 of this Article, unless ordered by a court or advanced by pursuant to Section 5 of this Article, may be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances. The determination may be made:

(a)           By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(b)          If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(c)           If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 5. Advance Payments.          Expenses incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

Section 6.       Insurance.       The Corporation may, but is not required to, purchase and maintain insurance in such amounts and providing coverage on such terms as shall be reasonable to the Corporation on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

Section 7.       Miscellaneous. The indemnification provided by this Article:

(a)           Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any agreement, vote of stockholder(s), or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 2 or for the advancement of expenses made pursuant to Section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

ADDITIONAL INFORMATION TO THE
ARTICLES OF INCORPORATION
OF
SOS HYDRATION INC.

(b)          Continues for a person who has ceased to be a director, advisory director, member of a committee appointed by the directors of the Corporation, or officer and inures to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VIII

MISCELLANEOUS; CERTAIN DEFINED TERMS

Section 1.       Mandatory Forum.          To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the Nevada Eighth Judicial District Court of Clark County Nevada shall be the sole and exclusive forum for (a) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of the Articles of Incorporation or Bylaws, (d) any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or Bylaws or (e) any action asserting a claim governed by the internal affairs doctrine.

Section 2.       Severability.     If any provision or provisions of the Articles of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of the Articles of Incorporation (including, without limitation, each portion of any paragraph of the Articles of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of the Articles of Incorporation (including, without limitation, each such portion of any paragraph of the Articles of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed (i) so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or (ii) for the benefit of the Corporation to the fullest extent permitted by law.

Section 3.       Deemed Notice and Consent.           To the fullest extent permitted by law, each and every Person purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of the capital stock of the Corporation shall be deemed, by reason of and from and after the time of such purchase or other acquisition, to have notice of and to have consented to all of the provisions of (a) the Articles of Incorporation (including, without limitation, Section 1 and 4 of this Article), (b) the Bylaws and (c) any amendment to the Articles of Incorporation or the Bylaws enacted or adopted in accordance with the Articles of Incorporation, the Bylaws and applicable law.

4.            Section 1.       Certain Defined Terms.    As used in these Articles of Incorporation, the following capitalized terms shall have the respective meanings set forth below:

(a)           “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

ADDITIONAL INFORMATION TO THE
ARTICLES OF INCORPORATION
OF
SOS HYDRATION INC.

(b)          “Control” (including its correlative forms, “Controlled by” and “under common Control with”) shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

(c)           “Person” shall mean any natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

(d)          “Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the voting power of the capital stock of such corporation entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the voting power of the equity interests of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing member, manager, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.

(e)           “Total Number of Directors” shall mean, at any time, the total number of authorized directors then comprising the entire board of directors of the Corporation.

(f)           “Transfer” (and its correlative forms, “Transferor”, “Transferee” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

SECRETARY OF STATE

THE GREAT SEAL OF THE STATE OF NEVADA

ALL FOR OUR COUNTRY

STATE OF NEVADA

DOMESTIC CORPORATION (78) CHARTER

I, BARBARA K. CEGAVSKE, the duly qualified and elected Nevada Secretary of State, do hereby certify that **SOS Hydration Inc.** did, on 10/04/2021, file in this office the original ARTICLES OF INCORPORATION-FOR-PROFIT that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 10/05/2021.

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

THE GREAT SEAL OF THE STATE OF NEVADA

Certificate
Number: B202110052048363
You may verify this certificate
online at http://www.nvsos.gov

BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division

202 N. Carson Street

Carson City, NV 89701

Telephone (775) 684-5708

Fax (775) 684-7138

North Las Vegas City Hall

2250 Las Vegas Blvd North, Suite 400

North Las Vegas, NV 89030

Telephone (702) 486-2880

Fax (702) 486-2888

Business Entity - Filing Acknowledgement

10/05/2021

Work Order Item Number:	W2021100500779-1630749
Filing Number:	20211802689
Filing Type:	Initial List
Filing Date/Time:	10/4/2021 4:05:00 PM
Filing Page(s):	2

Indexed Entity Information:

Entity ID: E18026462021-6	Entity Name: SOS Hydration Inc.

Entity Status: Active	Expiration Date: None

Commercial Registered Agent

COGENCY GLOBAL INC.

321 W. WINNIE LANE #104, Carson City, NV 89703, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

BARBARA K. CEGAVSKE
Secretary of State

Commercial Recording Division

202 N. Carson Street

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov

Annual or Amended List and State Business License Application

☒ ANNUAL ☐ AMENDED (check one)

List of Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers:

SOS Hydration Inc.
NAME OF ENTITY	Entity or Nevada Business Identification Number (NVID)

TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT

IMPORTANT: Read instructions before completing and returning this form.

Please indicate the entity type (check only one):

☒ Corporation

☐ This corporation is publicly traded, the Central Index Key number is:

☐ Nonprofit Corporation (see nonprofit sections below)

☐ Limited-Liability Company

☐ Limited Partnership

☐ Limited-Liability Partnership

☐ Limited-Liability Limited Partnership

☐ Business Trust

☐ Corporation Sole

Filed in the Office of Secretary of State State Of Nevada	Business Number
E18026462021-6
Filing Number
20211802689
Filed On
10/4/2021 4:05:00 PM
Number of Pages
2

Additional Officers, Managers, Members, General Partners. Managing Partners, Trustees or Subscribers, may be listed on a supplemental page.

CHECK ONLY IF APPLICABLE
Pursuant to NRS Chapter 76. this entity is exempt from the business license fee.
☐ 001 - Governmental Entity
☐ 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number

For nonprofit entities formed under NRS Chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming an exemption under 501(c) designation must indicate by checking box below.
☐ Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption code 002
For nonprofit entities formed under NRS Chapter 81: entities which are Unit-owners' association or Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. § 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license.
☐ Unit-owners' Association	☐ Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. § 501(c)
For nonprofit entities formed under NRS Chapter 82 and 80: Charitable Solicitation Information - check applicable box
Does the Organization intend to solicit charitable or tax deductible contributions?
☐ No – no additional form is required
☐ Yes – the “Charitable Solicitation Registration Statement” is required.
☐ The Organization claims exemption pursuant to NRS 82A.210 - the “Exemption From Charitable Solicitation Registration Statement” is required
** Failure to include the required statement form will result in rejection of the filling and could result in late fees.**

Revised: 1/1/2019

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov

Annual or Amended List and State Business License Application - Continued

Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers:

CORPORATION, INDICATE THE PRESIDENT, OR EQUIVALENT OF:	Title:	CEO and President

James Mayo	USA
Name	Country
1265 Bramwood Place, Unit 6	Longmont	CO	80501
Address	City	State	Zip/Postal Code

CORPORATION, INDICATE THE SECRETARY, OR EQUIVALENT OF:	Title:	Secretary

James Mayo	USA
Name	Country
1265 Bramwood Place, Unit 6	Longmont	CO	80501
Address	City	State	Zip/Postal Code

CORPORATION, INDICATE THE TREASURER. OR EQUIVALENT OF:	Title:	CFO

James Mayo	USA
Name	Country
1265 Bramwood Place, Unit 6	Longmont	CO	80501
Address	City	State	Zip/Postal Code

CORPORATION, INDICATE THE DIRECTOR:

James Mayo	USA
Name	Country
1265 Bramwood Place, Unit 6	Longmont	CO	80501
Address	City	State	Zip/Postal Code

FOR CORPORATION SOLE, INDICATE THE SUBSCRIBER/SUCCESSOR:

Name	Country

Address	City	State	Zip/Postal Code

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X
	Incorporator	10/04/2021
Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Subscriber, Member, Owner of Business, Partner or Authorized Signer form will be returned if UNSIGNED.	Title	Date

Revised: 1/1/2019

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

SOS Hydration Inc.

Nevada Business Identification # NV20212244115
Expiration Date: 10/31/2022

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 10/05/2021.

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certificate Number: B202110052048425
You may verify this certificate
online at http://www.nvsos.gov